UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant                                 [_]
Filed by a Party other than the Registrant              [X]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[X] Soliciting Material Pursuant to ss.240.14a-12

                         FIRSTPLUS FINANCIAL GROUP, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

              JAMES T. CAPRETZ, ROBERT D. DAVIS, GEORGE R. EBERTING
                       JAMES P. HANSON, DANFORD L. MARTIN
                     (The FPFX SHAREHOLDER VALUE COMMITTEE)
    ------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which the transaction applies:
        ________________________________________________________________________

    (2) Aggregate number of securities to which the transaction applies:
        ________________________________________________________________________

    (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

    (4) Proposed maximum aggregate value of the transaction:
        ________________________________________________________________________

    (5) Total fee paid:
        ________________________________________________________________________

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________

    (3) Filing Party:
        ________________________________________________________________________

    (4) Date Filed:
        ________________________________________________________________________


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From:       "analyst999@cox.net"
To:         Stockholder e-mail addresses

Sent:       Thursday, December 22, 2005
Subject:    FPFX Shareholder Value Committee Newsletter as of Dec 22, 2005

FPFX Shareholder Value Committee Newsletter as of Dec 22, 2005

The FPFX Shareholder Value Committee has filed an amended preliminary proxy statement with the Securities and Exchange Commission relating to the Special Meeting of Shareholders of FirstPlus Financial Group, Inc. ("FirstPlus"), which has been scheduled by court order for April 28, 2006. The participants in this solicitation include the FPFX Shareholder Value Committee and its members, James
T. Capretz, Robert D. Davis, George R. Eberting, James P. Hanson, and Danford L. Martin. The FPFX Steering Committee and its current members, Kenneth W. Bolster, George R. Eberting, and Danford L. Martin, may also be participants in this solicitation. The following additional shareholders, who have contributed over $500 to the legal action fund established by the FPFX Steering Committee, may also be participants in this solicitation: Forrest Caton; Thomas H. Caton; Caton Farms Inc.; George J. Columbo; David R. Cruse; Harry Dender; James A. Doglio; Michael Gary; Mario Gonzalez; Rupen Gulenyan; James O. Guthrie; Steve M. Kutchman; James L. Leimach; Thomas W. MacFarlane III; Robert J. Malnar; Ron L. Martin; John Mazzara; Ronald J. Miller; William D. Prusaitis; Welton Robinson; John P. Rosko; Robert E. Simpson; Tim M. Valles; William L. Westfall; and David
P. Wolff.

A description of the direct and indirect interests of the foregoing persons and entities, by security holdings and otherwise, is set forth in the FPFX Shareholder Value Committee's Amended Schedule 14A Preliminary Proxy Statement filed December 01, 2005 and the FPFX Shareholder Value Committee's Amended
Schedule 13D filed December 01, 2005. Direct links to these two documents are:

http://www.secinfo.com/$/SEC/Filing.asp?D=1526c.z1N7&CIK=1333612 and
http://www.secinfo.com/$/SEC/Filing.asp?D=1526c.z1N9&CIK=1333612 respectively.

FirstPlus shareholders are advised to read the FPFX Shareholder Value Committee's proxy statement when it becomes available because it contains important information. Investors can get the proxy statement, the amended
Schedule 13D, and other relevant documents for free at the Securities and Exchange Commission's Internet website located at www.sec.gov.

Meeting of Shareholders to Elect Directors

In March 2005, 73 shareholders of FirstPlus filed a Petition to order an election of directors of FirstPlus and a Complaint for equitable, declaratory, and injunctive relief in the matter captioned Danford L. Martin, et. al. v. FirstPlus Financial Group, Inc., et al., Case No. CV05-00465, pending in the Second Judicial District Court of the State of Nevada in and for the County of Washoe ("Nevada litigation"). Pursuant to an order of the Second District Court of the State of Nevada (the "Nevada Court"), a Special Meeting of the Shareholders of FIRSTPLUS Financial Group, Inc. (the "Company") has been scheduled to take place on April 28, 2006.

Committee Completes SEC Review

The FPFX Shareholder Value Committee is pleased to announce that it has completed the SEC Review of its Preliminary Proxy Statement and plans to mail proxy material to all Shareholders after the Record Date for the April 28, 2006 election of directors is established. With regard to Raging Bull posts, all participants in the proxy solicitation are precluded from making Raging Bull posts or other proxy solicitations in violation of SEC Rule 14A. Because of the detailed regulations regarding proxy solicitations, neither participants nor possible participants in the proxy solicitation should make any public statements regarding FirstPlus Financial Group or its officers or directors unless they are advised by securities counsel regarding their detailed filing and other requirements. Moreover, participants must not make any statements which may directly or indirectly impugn the character, integrity, or personal reputation of management, or which make charges of illegal or immoral conduct without factual foundation. In the future, all participants should clearly characterize any statement such as "valuation" as a "belief" or "opinion" and will provide a reasonable factual basis for each such opinion or belief.

Next Court Hearing Friday, Dec 30, 2005 at 1:30 p.m.

Washoe County Court House
Department 7, Judge Peter Breen
75 Court Street, Reno NV 89520.

The Hearing scheduled is a status hearing, open to the public and can be viewed by anyone, although it is expected that only lawyers and the Judge will participate in the proceedings. If you wish to check the Reno court docket periodically for news and the court schedule you may do so with this link:

http://www.ccwashoe.com/repl/ck_public_qry_doct.cp_dktrpt_setup_idx
The case number is: CV05-00465.

How You Can Help

In the Nevada litigation, 73 shareholders of FirstPlus filed a Petition to order an election of directors of the Company and a Complaint for equitable, declaratory, and injunctive relief. The following Committee members participated in that Shareholder Petition: Robert D. Davis, George R. Eberting, James P. Hanson, and Danford L Martin. Total expenditures for the Nevada litigation are expected to be approximately $150,000 to $175,000. Expenditures incurred to date for the Nevada litigation is approximately $142,000, of which the Company has paid $25,000. These costs of litigation include the costs of litigation necessary to have the Nevada Court compel the special meeting and election of directors and do not include any other litigation expenses. Contributions to help pay the Nevada litigation legal expenses and fees have been requested and received from many Shareholders. The Committee members themselves have made substantial contributions. Due to the correlation between the Nevada litigation and the Committee's Proxy Solicitation, the following General Rules and Regulation need be applied:

General Rules and Regulation pertaining to contributions that support Proxy Solicitation identifies a "Person Making the Solicitation" (among others) as "Any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants". Persons subject to the rule above (and who contribute more than $500) need to meet the requirements of Regulation 13D-G and Regulation 14A.

Per the statement above, your total contribution should not exceed $500 unless you are already named (or wish to be named) as a Contributor and listed in the Committee's Proxy Statement Schedule 14A and Schedule 13D. Shareholders who have contributed over $500 are already listed in the Schedule 14A and Schedule 13D, so additional contributions from them are fine.

Contributions to the Nevada litigation are permitted only in accordance with the guidelines described above. Please send your contribution to:

FPFX Shareholder Action Fund
% Dan Martin
7 Egret Lane
Aliso Viejo, CA  92656

Thank you very much for your continued support. If you can make it to the shareholder meeting in Reno, we hope to see you there.